EXHIBIT 31.1

CERTIFICATION

I, Thomas A. Gerke, President and Chief Executive Officer, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Embarq Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2009

/s/    Thomas A. Gerke

Thomas A. Gerke President and Chief Executive Officer